IMPORTANT NOTICE
                     PLEASE READ IMMEDIATELY


                         PRIME CASH FUND

      380 Madison Avenue, Suite 2300, New York, N.Y. 10017

                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                      on December 22, 1995


TO SHAREHOLDERS OF THE FUND:


          The purpose of this Notice is to advise you that an Annual Meeting of the Shareholders of Prime Cash Fund will be held:

Place:    (a)  at the offices of the Fund at 380 Madison Avenue, New York, NY
               10017;

Time:     (b)  on December 22, 1995
               at 10:00 a.m. New York time.

Purposes: (c)  for the following purposes:

                    (i) to elect six Trustees; each Trustee elected will hold office until the next annual meeting of the Fund's shareholders or until his or her successor is duly elected;

                    (ii) to ratify (that is, to approve) or reject the selection of KPMG Peat Marwick LLP as the Fund's independent auditors for the fiscal year ending December 31, 1995 (Proposal No. 1);

_________________________
Please Note:
If you do not expect to attend the Meeting, you are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying stamped envelope. To avoid unnecessary expense to the Fund, your cooperation is requested in mailing in your proxy no matter how large or small your holding may be.

                    (iii) to act upon any other matters which may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

Who Can Vote   To vote at the Meeting, you must have been a shareholder on the
What Shares:   Fund's records at the close of business on November 17, 1995
               (the "record date"). Also, the number of shares held by you according to such records at the close of business on the record date determines the number of shares you may vote at the Meeting (or any adjourned meeting or meetings).


                         By Order of the Board of Trustees



                          EDWARD M. W. HINES
                          Secretary




December 2, 1995

                         Prime Cash Fund

      380 Madison Avenue, Suite 2300, New York, N.Y. 10017

                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Prime Cash Fund (the "Fund"). The purpose of this proxy statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     This Notice and Proxy Statement are first being mailed on or about December 2, 1995.

     A copy of the Fund's most recent annual report and most recent semi-annual report will be sent to you without charge upon written request to the Fund's Distributor, Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017 or by calling 800-872-5859 toll-free or 212-697-6666.

     The Fund's founder and Administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's investment adviser is TCW Funds Management, Inc., 865 South Figueroa Street, Los Angeles, California, 90017.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee, by striking a line through the nominee's name on the proxy card.

     As to the other matter listed on the proxy card, you may direct the proxy holders to vote your shares on that proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on that proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on a proposal, the proxy holders will vote your shares for that proposal.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Fund in writing; (ii) signing a new and different proxy card (if the Fund receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting. Brokers' shares held by them in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, FAX and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of these shares. The Fund will pay these firms for their out-of-pocket expenses for doing so.

     On the record date there were 55,675,036 shares of the Fund outstanding and entitled to vote. On the record date, two nominees of PNC Bank, P.O. Box 7780, Philadelphia, Pennsylvania held of record 55,666,580 (99.9%). The Fund's management is not aware of any person, other than those listed above, beneficially owning more than 5% of its outstanding shares as of such date.
On the basis of information received from the holder listed (or in the case of a nominee holder, the entity for which the nominee acts), the Fund's management believes (i) that all of the shares indicated are held for the benefit of custodial or trust clients; and (ii) that all of such shares could be considered as "beneficially" owned by the named holder or entity in that they possessed shared voting and/or investment powers as to such shares.

                      ELECTION OF TRUSTEES

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See "Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     Each of the nominees is presently a Trustee, and was previously elected by the shareholders. Each, other than Mr. Clinton, who was elected by the Trustees to fill a vacancy in 1993, has been a Trustee since the beginning of the Fund's operations in April, 1983. None of the nominees owns any shares of the Fund. In the table below and elsewhere in this Proxy Statement the Fund's Administrator, Aquila Management Corporation, is referred to as the "Administrator" and the Fund's Distributor, Aquila Distributors, Inc., is referred to as the "Distributor." On the record date the Trustees and officers as a group owned less than 1% of the outstanding shares.
Mr. Herrmann is an interested person of the Fund as that term is defined in the Investment Company Act of 1940 (the "1940 Act") as an officer of the Fund and a Director, officer and shareholder of the Distributor. Mr. Mason is an interested person of the Fund as an officer of the Fund. They are so designated by an asterisk.

     Described in the material below are the name, positions with the Fund, age as of November 17, 1995 and business experience during at least the past five years (other than with the Fund) of each nominee and all officers of the Fund.

Lacy B. Herrmann*, President and Chairman of the Board of Trustees, Age: 66, Shares Owned: None

Founder of the Fund and President and a Director of the Administrator since 1984; Chairman and President, Chief Executive Officer (Chairman of the Board of Trustees and/or President) and Trustee of Capital Cash Management Trust ("CCMT"), since 1981 and Founder and executive officer (since 1974) of CCMT and its predecessor; Founder, President and Chairman of the Board of Trustees of Short Term Asset Reserves and Pacific Capital Cash Assets Trust since 1984, of Churchill Cash Reserves Trust since 1985, of Pacific Capital Tax-Free Cash Assets Trust and of Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Cascades Cash Fund, 1989-1994, all of which are money market funds to which the Administrator is administrator and which are referred to as the "Money Funds"; Founder, President and Chairman of the Board of Trustees of Hawaiian Tax-Free Trust since 1984, of Tax-Free Trust of Arizona and Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987 and of Tax-Free Fund For Utah and Narragansett Insured Tax-Free Income Fund since 1992, all of which are tax-free municipal bond funds, and an equity fund, Aquila Rocky Mountain Equity Fund since 1993, to all of which the Administrator is administrator and which are referred to as the "Bond and Equity Funds"; Vice President, a Director and Secretary since 1981 (formerly Treasurer) of the Distributor, which is distributor (i.e., principal underwriter) for the Money Funds and the Bond and Equity Funds; President and a Director of STCM Management Company, Inc., Adviser to CCMT; Chairman, President and a Director since 1984 of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves; Director or Trustee of the various Quest for Value Funds, a group of stock, bond and money market mutual funds, since 1983; Director of Saratoga Advantage Trust, a group of mutual funds, since 1994; Trustee of Brown University since 1990; actively involved for many years in leadership roles with university, school and charitable organizations.

Theodore T. Mason*, Vice Chairman and Trustee, Age: 59, Shares Owned: None

Managing Director of EastWind Power Partners, Ltd. since 1994; Director of Cogeneration Development of Willamette Industries, Inc., a forest products company, 1991-1993; Vice President of Corporate Development of Penntech Papers, Inc., 1978-1991; Vice President of Capital Projects for the same company, 1977-1978; Vice Chairman of the Board of Trustees of CCMT since 1981; Trustee and Vice President, 1976-1981, and formerly Director of its predecessor; Director of STCM Management Company, Inc.; Trustee of Short Term Asset Reserves, 1984-1986 and since 1989, of Hawaiian Tax-Free Trust and Pacific Capital Cash Assets Trust since 1984, of Churchill Cash Reserves Trust since 1985, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Churchill Tax-Free Fund of Kentucky since 1992; Vice President and Trustee of Oxford Cash Management Fund, 1983-1989; Vice President of Trinity Liquid Assets Trust, 1983-1985; President and Director of Ted Mason Venture Associates, Inc., a venture capital consulting firm, 1972-1980; Advisor to the Commander, U.S. Maritime Defense Zone Atlantic, 1984-1988; National Vice President, Surface/Subsurface, Naval Reserve Association, 1985-1987; National Vice President, Budget and Finance, for the same Association, 1983-1985; Commanding Officer of four Naval Reserve Units, 1974-1985; Captain, USNR, 1978-1988.

Herbert S. Beggs, Trustee, Age: 68, Shares Owned: None

Independent real estate broker since 1979; Vice Chairman and former Chairman of the Vermont Real Estate Commission; formerly Vice President of Corporate Development of Union Camp Corporation; previously management consultant with Robert Heller Associates, specializing in marketing and corporate organization.

Paul Y. Clinton, Trustee, Age: 64, Shares Owned: None

Director of External Affairs/ Community Relations of Kravco Corporation, a national real estate development and management corporation, since 1984; President of Essex Management Corporation, a management and financial consulting company, 1979-1983; Trustee of Capital Cash Management Trust since 1979 and of Short Term Asset Reserves since 1984; general partner of Capital Growth Fund, a venture capital partnership, 1979-1982; President of Geneve Corp., a venture capital fund, 1970-1978; formerly Chairman of Woodland Capital Corp., a small business investment company; formerly Vice President, W.R. Grace & Co; Trustee of Quest for Value Family of Funds, which has series consisting of Small Capitalization, U.S. Government Income, Investment Quality Income, Opportunity and Growth and Income portfolios, since 1987; Director of Quest for Value Fund, Inc., an equity mutual fund, since 1983; Director of Quest for Value Global Equity Fund, Inc., since 1990; Trustee of Quest for Value Accumulation Trust, which has series consisting of Managed, Equity, Bond and Small Capitalization portfolio, since 1988; Director of Quest Cash Reserves, which has series consisting of Primary, Government, General Tax-Exempt, California Tax-Exempt and New York Tax-Exempt portfolios, since 1986; Director of Quest for Value Global Funds, Inc. since 1991; President of Greater Valley Forge Transportation Management Association, since 1989.

Walter M. Keenan, Trustee, Age: 69, Shares Owned: None

Chairman of the Board of The Keenan Company, a commercial investment real estate firm; Chairman of the Board of Keenan Insurance and Financial Services, Inc., an insurance agency; member of the Society of Industrial and Office Realtors; member of the Institute of Real Estate Management; recently elected to the Board of Visitors, University of South Carolina; currently serves on the Board of the Salvation Army, Central Carolina Community Foundation, Midlands Board for Economic Development; past Chairman of the South Carolina Affordable Housing Resources Council.

Cornelius T. Ryan, Trustee, Age: 64, Shares Owned: None

General Partner of Oxford Partners, a group of investment venture capital partnerships; General Partner of Oxford Bioscience Partners, and President of Oxford Venture Corporation, an affiliated administrative company, since 1980; Trustee of CCMT since 1976; President of AMR International, Inc., a management training and publishing company, 1978-1980; Director of Schuster Fund, Inc., 1972-1980; Director of Partners Fund, Inc. since 1980; President of GTE New Ventures Corporation, 1974-1978; Vice President, Business Development, of GTE Corporation, 1974-1978; President and a founder of Randolph Computer Corporation, 1965-1974; Director of various series of Neuberger & Berman Equity Funds, since 1988.

     All of the nominees have agreed to serve as Trustees and are expected to be able to do so. If for any reason any one or more of them is unable to do so at the time of the Meeting, the proxy holders will (unless you have elected to withhold authority as to the election of Trustees) vote your shares for such others as the Fund may recommend.

Officers of the Fund

     Information as to officers of the Fund who are not Trustees is set forth below:

Diana P. Herrmann, Vice President, Age: 37

Senior Vice President and Secretary and formerly Vice President of the Administrator since 1986 and Director since 1984; Trustee of Tax-Free Trust of Arizona and Tax-Free Trust of Oregon since 1994 and of Churchill Tax-Free Fund of Kentucky since 1995; Vice President of InCap Management Corporation since 1986 and Director since 1983; Vice President and formerly Assistant Vice President of the Money Funds since 1986; Assistant Vice President of
Oxford Cash Management Fund, 1986-1988; Assistant Vice President and formerly Loan Officer of European American Bank, 1981-1986; daughter of the Fund's President; Trustee of the Leopold Schepp Foundation (academic scholarships) since 1995; actively involved in mutual fund and trade associations and in college and other volunteer organizations.

Charles E. Childs, III, Vice President, Age: 38

Vice President - Administration and formerly Assistant Vice President and Associate of the Administrator since 1987; Vice President or Assistant Vice President of the Money Funds since 1988; Northeastern University, 1986-1987 (M.B.A., 1987); Financial Analyst, Unisys Corporation, 1986; Associate Analyst at National Economic Research Associates, Inc. (NERA), a micro-economic consulting firm, 1979-1985.

John W. Cody, Vice President, Age: 53

Vice President of the Administrator since January 1995; Vice President of Capital Cash Management Trust and Narragansett Insured Tax-Free Income Fund since March 1995; Vice President and formerly Assistant Vice President of National Westminster Bank NJ (and its predecessor, First Jersey National Bank) 1985-1994; Vice President of SCA, Inc., a computer software firm specializing in banking systems, 1983-1984; Second Vice President, and various other official positions, of Savings Banks Trust Company 1962-1983; Secretary of Institutional Investors Mutual Fund, Inc. and M.S.B. Fund, Inc., (for which Savings Banks Trust Company was investment adviser) 1969-1983.

John M. Herndon, Vice President and Assistant Secretary, Age: 55

Assistant Secretary of the Money Funds and the Bond and Equity Funds since 1995; Vice President of the Money Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Rose F. Marotta, Chief Financial Officer, Age: 71

Chief Financial Officer of the Money Funds and the Bond and Equity Funds since 1991; Treasurer of the Money Funds and the Bond and Equity Funds, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer, Age: 59

Treasurer of the Money Funds and the Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary, Age: 55

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Money Funds and the Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

Patricia A. Craven, Assistant Secretary & Compliance Officer, Age: 29

Assistant Secretary of the Money Funds and the Bond and Equity Funds since 1995; Counsel to the Administrator and the Distributor since 1995; formerly a Legal Associate for Oppenheimer Management Corporation, 1993-1995.

Other Information On Trustees

       The Fund does not pay fees to Trustees affiliated with the Administrator or Adviser or to any of the Fund's officers. During the fiscal year ended December 31, 1994, the Fund paid $40,393 in compensation and reimbursement of expenses to its other Trustees. The Fund is one of the 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and an equity fund. The following table lists the compensation of all Trustees who received compensation from the Fund, the compensation each received during the Fund's fiscal year from all funds in the Aquilasm Group of Funds and the number of such funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.


                                                           Number of
                                      Compensation         Aquila Group
                                      from all funds in    boards on which
                      Compensation    the Aquilasm         the Trustee
   Name               from the Fund   Group                serves

Herbert S. Beggs      $10,222         $10,222              1

Paul Y. Clinton       $8,004          $9,954               2

Walter M. Keenan      $7,942          $7,942               1

Theodore T. Mason     $7,225          $39,840              9

Cornelius T. Ryan     $7,000          $7,000               2


     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons," as that term is defined in the 1940 Act. The Committee (i) recommends to the Board ofTrustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Fund's internal accounting procedures and controls. The Committee held one meeting during the Fund's last fiscal year. The Board of Trustees does not have a nominating committee. During the Fund's last fiscal year, the Board of Trustees held four meetings. All Trustees were present for at least 75% of the total number of Board meetings and the Audit Committee Meeting (if such Trustee was a member of that Committee).

Information as to the Adviser and
the Administrator

     The Adviser is a wholly-owned subsidiary of The TCW Group, Inc., whose direct and indirect subsidiaries, including Trust Company of the West and TCW Asset Management Company, provide a variety of trust, investment management and investment advisory services. Robert A. Day, who is Chairman of the Board of Directors of the Adviser, may be deemed to be a control person of the Adviser by reason of the aggregate ownership by Mr. Day and his family of more than 25% of the outstanding voting stock of the Adviser's parent corporation. As of December 31, 1994, the Adviser and its affiliated companies had approximately $48 billion under management or committed for management.

     The Fund's Administrator is administrator to the Aquilasm Group of Funds which consists of tax-free municipal bond funds, money market funds and an equity fund. As of September 30, 1995, these funds had aggregate assets of approximately $2.6 billion, of which approximately $700 million consisted of assets of the money market funds. The Administrator is controlled by Mr. Lacy B. Herrmann, through share ownership directly, through a trust and by his wife.

     The fees which the Fund has paid or which have been accrued for the year ended December 31, 1994 to the Adviser and to the Administrator were each $167,963 of which $4,550 and $85,120, respectively were waived. In addition the Administrator reimbursed Fund expenses of $51,501.

                  RATIFICATION OR REJECTION OF
                          SELECTION OF
                      INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP, which is currently serving as the Fund's auditors, has been selected by the Board of Trustees, including a majority of the Independent Trustees, as the Fund's independent auditors for the fiscal year ending December 31, 1995; such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Fund, or the Fund's Adviser or Administrator. It is not expected that representatives of the firm will be present at the meeting but will be available should any matter arise requiring their presence.

                RECEIPT OF SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Fund of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Fund's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Fund not less than 120 days before the anniversary of the date stated on the second page of this Proxy Statement relating to the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Fund will so advise you.

     The fact that the Fund receives a shareholder proposal in a timely manner does not insure its inclusion in the Fund's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                              PRIME CASH FUND

             PROXY FOR SHAREHOLDERS MEETING DECEMBER 22, 1995

            PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of PRIME CASH FUND (the "Fund") does hereby appoint LACY B. HERRMANN and EDWARD M.W. HINES, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund to be held on December 22, 1995 at the offices of the Fund, 380 Madison Avenue, New York, NY 10017 at 10:00 a.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR THE PROPOSALS LISTED BELOW. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR IF NO CHOICE IS INDICATED.

     As to any other matter said attorneys shall vote in accordance with their best judgment.


          Election of Trustees--
           ___
          [___]  FOR all nominees listed below
           ___
          [___]  VOTE WITHHELD for all nominees listed below


(Instructions: To withhold authority to vote for any one or more of the nominees, strike a line through the name of that nominee of the names in the list below.)



            LACY B. HERRMANN, THEODORE T. MASON, HERBERT S. BEGGS, PAUL Y. CLINTON, WALTER M. KEENAN, CORNELIUS T. RYAN



 Ratification of selection
 of KPMG Peat Marwick LLP
 as independent auditors               ___           ___           ___
 (Proposal No. 1)                 FOR [___] AGAINST [___] ABSTAIN [___]






Dated:_________  ______, 1995
       Month      Day


______________________________
SIGNATURE(S)



______________________________
SIGNATURE(S)


PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.